Exhibit 10.17

AMENDMENT NO. 1 TO

AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT

AMENDMENT NO. 1, dated as of July 31, 2008, to AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT between Cohen Brothers, LLC, a Delaware limited liability company (the “Company”), and Christopher Ricciardi (“Executive”).

WHEREAS, the Company and Executive are parties to an Amended and Restated Senior Management Agreement, dated as of January 31, 2007, (the “Existing Agreement”).

WHEREAS, the Company and Executive desire to enter into this Amendment No. 1 to amend certain terms of the Existing Agreement; and

WHEREAS, the Company and Executive have obtained the prior written consent of each of the Selling Members to enter into this Amendment No. 1 pursuant to Section 9(k) of the Existing Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment No. 1, unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Existing Agreement.

SECTION 2. Amendment.

(a) Section 2(c) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(c) In the event the Company exercises its option to purchase the Executive Securities the Company shall be limited to a one time right to exercise such option by giving notice to the Executive to purchase all, but not less than all of the Securities by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within sixty days after (1) June 30, 2010 in the case of a Separation effective on or before such date and (2) the Separation in the case of a Separation effective on or after July 1, 2010.”

(b) Section 2(e) of the Existing Agreement is herby amended and restated in its entirety to read as follows:

“(e) The provisions of Section 2(f) will terminate automatically upon the earliest to occur of (1) the consummation of a Public Offering; (2) if a Separation of Executive occurs on or before June 30, 2010, immediately after the close of business, New York City time, on September 30, 2010 and (3) if a Separation of Executive occurs on or after July 1, 2010, 91 days after the effective date of such Separation of Executive.”

(c) Section 2(f) of the Existing Agreement is hereby amended in its entirety to read as follows:

Subject to Section 2(e), Executive shall have the right, by delivery of an Executive Notice (as defined below), to request that the Company redeem all, but not less than all, of the Executive Securities (1) on or before the 60th day after the consummation of a Sale of the Company, (2) if a Separation of Executive occurs on or before June 30, 2010, at any time during the period beginning on July 1, 2010 and ending at the close of business, New York City time, on September 30, 2010, or (3) at any time on or after July 1, 2010. Any redemption request by Executive to the Company shall be set forth in writing (the “Executive Notice”), and the Executive Notice shall be irrevocable and shall be binding on all prior transferees of the Executive Securities. Within sixty (60) days after receipt by the Company of the Executive Notice, the Company shall redeem the Executive Securities. The purchase price for the Executive Securities shall be determined in accordance with the following. The Company shall calculate and specify the amount (the “Aggregate Value”) that is the greater of (i) seven and one half times the taxable income of the Company (plus any compensation paid to the Chairman (other than distributions paid to the Chairman by the Company that were also paid, on a pro rata basis, to Executive) in the previous twelve (12) month period that was in excess of the compensation of the Executive for the same period) for the twelve month period ending with the calendar quarter ended immediately prior to the date of the Executive Notice, or (ii) the book value of the Company as at the calendar quarter ended immediately prior to the date of the Executive Notice. If the Aggregate Value exceeds the aggregate Class A Capital Amount (as defined in the New LLC Agreement) of the Members of the Company plus any unpaid preferred return payable with respect to the Class A Units (the “Aggregate Adjusted Class A Capital Amount”), then (x) the purchase price for each Class A Unit shall be the Class A Capital Amount (as defined in the New LLC Agreement) attributable to such Class A Unit plus any unpaid preferred return payable with respect to such Class A Unit, and (y) the purchase price for each Class B Unit shall be the amount by which the Aggregate Value exceeds the sum of (A) the Aggregate Adjusted Class A Capital Amount plus (B) the Economic Capital Account Balance (as defined in the New LLC Agreement) associated with all outstanding LTIP Units (as defined in the New LLC Agreement), with such sum then being divided by the number of Class B Units of the Company then outstanding. Alternatively, if the Aggregate Value is less than the Aggregate Adjusted Class A Capital Amount, then the purchase price for each Class A Unit shall be the Aggregate Value divided by the number of Class A Units of the Company then outstanding, and the purchase price for each Class B Unit shall be zero. The taxable income and the book value of the Company shall be determined by the Company’s accounting firm in accordance with generally accepted accounting principles, properly applied. The Company will pay for the Executive Securities to be purchased by it pursuant to this Section 2(f) by a check or wire transfer of funds. In the event that the purchase price exceeds the sum of $2,000,000.00, the Company shall have the right, by written notice to the Executive to pay such excess by delivery of a promissory note of the Company (x) maturing no later than the second anniversary of issuance (provided that no less than 50% of the original principal amount of the note, less the aggregate amount of principal payments previously made under the note, shall be payable no later than the first anniversary of issuance) and (y) bearing interest at a per annum rate equal to ten percent (10%), which interest shall be payable monthly. In the event that the Company elects to partially pay for Executive’s Securities via a Company note, then the Company agrees that, other than tax distributions to unit holders in an amount no greater than that necessary for such holders to make federal, state and local tax payments on their respective allocated share of Company’s income, it will not make any distributions or increase the compensation of senior executives of the Company prior to making full payment on the note.

SECTION 3. Effect of Amendment.

This Amendment No. 1 shall be effective and the Existing Agreement shall be deemed to be modified and amended in accordance herewith upon the receipt by the parties hereto of counterparts hereof executed and delivered on behalf of each of the parties hereto. Except as provided in this Amendment No. 1, the Existing Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. Governing Law.

THIS AMENDMENT NO. 1 SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE OR THE COMMONWEALTH OF PENNSYLVANIA, AS THE CASE MAY BE.

SECTION 5. Mutual Waiver of Jury Trial.

EACH PARTY TO THIS AMENDMENT NO. 1 HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AMENDMENT NO. 1 AND/OR THE ‘TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6. Counterparts.

This Amendment No. 1 may be executed by the parties hereto in separate counterparts (including by means of facsimile), each of which counterparts will for all purposes be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

SECTION 7. Transferees Bound.

Executive acknowledges and agrees that the Existing Agreement and this Amendment shall be binding upon any transferee of Executive Securities.

[Signature on following page]

IN WITNESS WHEREOF, this Amendment No. 1 to Amended and Restated Senior Management Agreement has been duly executed as of the date first written above.

COHEN BROTHERS, LLC

By:	/s/ DANIEL G. COHEN
Name:	Daniel G. Cohen
Its:	Managing Member

/s/ CHRISTOPHER RICCIARDI
Christopher Ricciardi